EXHIBIT 8.1
___, 2010
TAL Education Group
18/F, Hesheng Building
32 Zhongguancun Avenue, Haidian District
Beijing 100080
People’s Republic of China

Re:	American Depositary Shares of TAL Education Group (the “Company”)
Ladies and Gentlemen:
     You have requested our opinion concerning the statements in the Registration Statement (as described below) under the caption “Taxation—Material United States Federal Income Tax Considerations” in connection with the public offering of certain American Depositary Shares (“ADSs”), each of which represents Class A common shares, par value $0.001 per share, of the Company, pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”).
     In connection with rendering the opinion set forth below, we have examined and relied on originals or copies of the following:
(a)	the Registration Statement; and

(b)	such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.
     Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates and records (as identified in clauses (a) and (b) of the immediately preceding paragraph), except for the analyses set forth in the Registration Statement under the caption “Taxation—Material United States Federal Income Tax Considerations.” All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

TAL Education Group
___, 2010

     For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photo static copies, and the authenticity of the originals of such latter documents. We have relied on a representation of the Company that such documents, certificates, and records are duly authorized, valid and enforceable.
     In addition, we have relied on factual statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.
     Our opinion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, judicial decisions, published positions of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that the opinion expressed herein will be accepted by the U.S. Internal Revenue Service or, if challenged, by a court.
     Based upon and subject to the foregoing, we are of the opinion that, under current U.S. federal income tax law, although the discussion set forth in the Registration Statement under the heading “Material United States Federal Income Tax Considerations” does not purport to summarize all possible U.S. federal income tax considerations of the purchase, ownership and disposition of ADSs to U.S. Holders (as defined therein), such discussion constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the purchase, ownership and disposition of the ADSs that are anticipated to be material to U.S. Holders who purchase the ADSs pursuant to the Registration Statement, subject to the qualifications set forth in such discussion and, to the extent that it sets forth specific legal conclusions under United States federal income tax law, except as otherwise provided therein, it represents our opinion.
     Except as set forth above, we express no other opinion. This opinion is furnished to you in connection with the sale of the securities. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

TAL Education Group
___, 2010

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “Taxation” and “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,